Exhibit (e)(5)(xiv)

AMENDMENT NO. 13

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS K SHARES

AMENDMENT NO. 13, dated as of July 12, 2018 (“Amendment No. 13”) to the Distribution Agreement dated as of August 1, 2011, as amended (the “Agreement”), between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and AXA Distributors, LLC (the “Distributor”), relating to Class K shares.

The Trust and the Distributor agree to modify and amend the Agreement. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.

New Portfolios: Effective September 1, 2018, the EQ/American Century Mid Cap Value Portfolio, EQ/Fidelity Institutional AMSM Large Cap Portfolio, EQ/Franklin Rising Dividends Portfolio, EQ/Franklin Strategic Income Portfolio, EQ/Goldman Sachs Mid Cap Value Portfolio, EQ/Invesco Global Real Estate Portfolio, EQ/Invesco International Growth Portfolio, EQ/Ivy Energy Portfolio, EQ/Ivy Mid Cap Growth Portfolio, EQ/Ivy Science & Technology Portfolio, EQ/Lazard Emerging Markets Equity Portfolio, EQ/MFS International Value Portfolio, EQ/MFS Technology Portfolio, EQ/MFS Utilities Series Portfolio, EQ/PIMCO Real Return Portfolio, EQ/PIMCO Total Return Portfolio and EQ/T. Rowe Price Health Sciences Portfolio are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Name Change. Effective October 1, 2018, the name of AXA/Mutual Large Cap Equity Managed Volatility Portfolio will be changed to EQ/ClearBridge Select Equity Managed Volatility Portfolio.

3.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class K shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 13 as of the date first set forth above.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Michal Levy	By:	/s/ Brian Winikoff
Name: Michal Levy		Name: Brian Winikoff
Title: Vice President		Title: Chairman, Chief Executive Officer and Chief Retirement Savings Officer

SCHEDULE A

AMENDMENT NO. 13

DISTRIBUTION AGREEMENT

CLASS K SHARES

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Dynamic Allocation Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Energy Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio

1290 VT Micro Cap Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA Aggressive Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Global Equity Managed Volatility Portfolio

AXA Growth Strategy Portfolio

AXA International Core Managed Volatility Portfolio

AXA International Managed Volatility Portfolio

AXA International Value Managed Volatility Portfolio

AXA Large Cap Core Managed Volatility Portfolio

AXA Large Cap Growth Managed Volatility Portfolio

AXA Large Cap Value Managed Volatility Portfolio

AXA Mid Cap Value Managed Volatility Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Ultra Conservative Strategy Portfolio

AXA/AB Dynamic Growth Portfolio

AXA/AB Dynamic Moderate Growth Portfolio

AXA/AB Short Duration Government Bond Portfolio

AXA/AB Dynamic Aggressive Growth Portfolio

AXA/AB Small Cap Growth Portfolio

AXA/ClearBridge Large Cap Growth Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio

AXA/Franklin Templeton Allocation Managed Volatility Portfolio

AXA/Goldman Sachs Strategic Allocation Portfolio

AXA/Invesco Strategic Allocation Portfolio

AXA/JPMorgan Strategic Allocation Portfolio

AXA/Janus Enterprise Portfolio

AXA/Legg Mason Strategic Allocation Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio

AXA/Mutual Large Cap Equity Managed Volatility Portfolio

AXA/Templeton Global Equity Managed Volatility Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Capital Guardian Research Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio (fka, AXA/Mutual Large Cap Equity Managed Volatility Portfolio)

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/Invesco Comstock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Mid Cap Index Portfolio

EQ/Money Market Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/Fidelity Institutional AMSM Large Cap Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Invesco Global Real Estate Portfolio

EQ/Invesco International Growth Portfolio

EQ/Ivy Energy Portfolio

EQ/Ivy Mid Cap Growth Portfolio

EQ/Ivy Science & Technology Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/MFS International Value Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/T. Rowe Price Health Sciences Portfolio